Exhibit 10.12

BLOCK.ONE

AND

BULLISH GLOBAL

EOSIO IP CONTRIBUTION DEED

This EOSIO IP CONTRIBUTION DEED (this “Deed”) is dated 30 June 2021.

PARTIES

(1)	BLOCK.ONE, an exempted company incorporated and registered in Cayman Islands with registered address at P.O Box 309, Ugland House Grand Cayman, Cayman Islands KY1-1104 (“Contributor”); and

(2)

BULLISH GLOBAL, incorporated and registered in the Cayman Islands with registered address at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Recipient”),

(each a “Party”).

BACKGROUND

(A)	The Recipient is a subsidiary of the Contributor. The Contributor wishes to assign or license certain intellectual property to the Recipient pursuant to the terms of this Deed.

(B)	The Recipient has satisfied itself as to the existence and adequacy of such intellectual property and the Contributor’s interest therein.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed:

“Affiliate” means in relation to a person, any person which, directly or indirectly, Controls, is Controlled by or is under the common Control of the first mentioned person which includes a holding company of that person and each and any Affiliate of a holding company of that person, which is existing at the relevant time.

“Contributor Group” means the Contributor and its Affiliates, but excluding the Recipient Group.

“Control” means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50 per cent. of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, and references to “controlled by”, “controls” and “under common control with” shall be construed accordingly.

“Dispute” has the meaning given to it in clause 5.2.

“Improvement” means any modification, improvement, enhancement, further development or derivation of any existing Intellectual Property.

“Intellectual Property” means all intellectual property rights, whether registered or not, including pending applications for registration of such rights and the right to apply for registration or extension of such rights including patents, copyright, trademarks, trading names, company names, service marks, logos, internet domain names, social media user names, rights in know-how and any rights of the same or similar effect or nature as any of the foregoing anywhere in the world.

“LCIA” has the meaning given to it in clause 5.2.

“Licensed IP” has the meaning given to it in clause 2.2.

“Recipient Group” means the Recipient and its Affiliates.

“Tax” means all forms of taxation, duties, rates, levies, contributions, withholdings, deductions, liabilities to account, and charges.

“Transferred IP” means all Intellectual Property in the items described in Schedule 1 as existing as of the date of this Deed.

1.2	Clause, Schedule and paragraph headings shall not affect the interpretation of this Deed.

1.3	References to a person include a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.4

This Deed shall be binding on, and inure to the benefit of, the parties to this Deed and their respective successors and permitted assigns, and references to any Party shall include that Party’s successors and permitted assigns.

2.	CONTRIBUTION

2.1

The Contributor hereby assigns, transfers and conveys to the Recipient, and the Recipient hereby accepts, all of the Contributor’s right, title, and interest in and to the Transferred IP, including the following:

(a)	the absolute entitlement to any registrations granted pursuant to any of the trademark applications comprised in the Transferred IP;

(b)

all copyrights in works of authorship comprised in the Transferred IP, whether registered or unregistered, arising under any applicable law of any jurisdiction throughout the world or any treaty or other international convention; and

(c)

the right to bring, make oppose, defend, appeal proceedings, claims and actions and obtain relief (and to retain any damages recovered) in respect of any infringement, or any other cause of action arising from ownership, of any of the Transferred IP, and the Recipient hereby assumes and shall pay, perform, and discharge when due all liabilities and obligations (including Taxes) arising out of or relating to the Transferred IP.

2.2

To the extent that the Contributor’s interest in any of the Transferred IP comprises a licence that by its terms cannot be unilaterally assigned, transferred or conveyed to the Recipient, then to the maximum extent compatible with such licence such Transferred IP (the “Licensed IP”) shall instead be deemed to be licensed to the Recipient under an unrestricted, non-exclusive, worldwide, royalty-free, transferrable, sublicensable and irrevocable licence subject to the other provisions and requirements of this Deed.

2.3

Neither Transferred IP nor Licensed IP includes any Intellectual Property created, developed or obtained, nor any Improvements made to any Transferred IP or Licensed IP, after the date of this Deed. For the avoidance of doubt, the Contributor shall have no obligation to update, de-bug, release new versions of any software unless separately agreed.

2.4

The Transferred IP is transferred subject to all pre-existing licences and sub-licences thereof, including those granted to other members of the Contributor Group, to third-party recipients of services provided by the Contributor Group, and to the world at large (including (i) where material has been released on an “open source” basis and (i) where so-called “community trademarks” are permitted to be used by EOSIO community members as described at https://eos.io/legal/trademark-notice/), all of which are binding on and shall be observed by the Recipient.

2.5

To give effect to the assignment, transfer and conveyance of the Transferred IP to the Recipient, the Contributor shall take and shall cause member of the Contributor Group and its and their employees to take such acts and execute such documents as the Recipient may reasonably require (and at Recipient’s cost) to assign, transfer and convey the Transferred IP to the Recipient, including entering into short form confirmatory assignments for the purposes of transferring registered Intellectual Property.

3.	LIABILITY

3.1

The Recipient expressly acknowledges and agrees that use of the Transferred IP and Licensed IP is at the Recipient’s sole risk and that the entire risk as to existence, satisfactory quality, performance, accuracy and effect is with the Recipient. To the maximum extent permitted by law, the Transferred IP, Licensed IP and any information accessible or generated through the use of the Transferred IP and Licensed IP are provided “as is” and “as available,” with all faults and without warranty of any kind. The Contributor hereby disclaims all warranties and conditions with respect to the Transferred IP and Licensed IP, either express, implied or statutory, including, but not limited to, any implied warranties and/or conditions of merchantability, of satisfactory quality, of fitness for a particular purpose, of accuracy, of quiet enjoyment and of non-infringement. The Contributor does not warrant against interference with the Recipient’s enjoyment of the Transferred IP and Licensed IP, that the functions contained in the Transferred IP and Licensed IP will meet the Recipient’s requirements, that the operation of any Transferred IP or Licensed IP will be uninterrupted or error-free, or that defects in the Transferred IP or Licensed IP will be corrected. No verbal or written information or advice given by the Contributor or its authorised representatives creates a warranty. Without limitation, should any Transferred IP or Licensed IP (or the transfer or license thereof) prove defective or deficient, the Recipient assumes the entire cost of all necessary or desirable replacement, correction or other remediation. The Recipient shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Deed and it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Deed.

3.2

To the maximum extent permitted by law, in no event is the Contributor, any other member of the Contributor Group, or their respective officers, directors, employees,representatives and successors and assigns or any person or entity involved in the creation, production, delivery or use of the Transferred IP and Licensed IP, their contents or results of the use of the Transferred IP and/or Licensed IP liable to the Recipient for any damages whatsoever (including, without limitation, injury to person or property, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of or in any way connected to the Transferred IP or Licensed IP. The Contributor specifically disclaims all direct, indirect, consequential, special, punitive or exemplary damages, including without limitation loss of profits or loss of data or property, business interruption or any other commercial damages or losses, arising from or related to this Deed and/or the use, inability to use, reliance on or transfer of any Transferred IP or Licensed IP provided, generated or made accessible under this Deed, regardless of the theory of liability (contract, tort or otherwise) and even if the Contributor has been advised of the possibility of such injury or damages.

3.3

Without prejudice to the foregoing, in no event will the Contributor’s total liability to the Recipient under or in respect of this Deed or any of the Transferred IP or Licensed IP (other than as may be required by applicable law in cases involving personal injury) exceed an aggregate amount of one hundred US dollars (US$100.00).

4.	GENERAL

4.1

No failure or delay by a Party to exercise any right or remedy provided under this Deed or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

4.2

The Deed constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

4.3	No variation of this Deed shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

4.4

Each Party agrees to take all such action or procure that all such action is taken as is reasonable in order to implement the terms of this Deed or any transaction, matter or thing contemplated by this Deed, provided that the Recipient shall reimburse the Contributor on a full indemnity basis for any costs or expenses incurred in doing so.

4.5

If any provision of this Deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision shall be deemed deleted. Any modification to or deletion of a provision under this clause shall not affect the validity and enforceability of the rest of this Deed.

4.6	This Deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.

4.7

Transmission of an executed counterpart of this Deed (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Deed. If either method of delivery is adopted, without prejudice to the validity of the deed thus made, each Party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter. The Parties may execute this Deed by way of electronic signatures, including through such means as DocuSign or equivalent technology.

4.8

Save for the members of the Contributor Group, a person who is not a Party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

5.	GOVERNING LAW AND JURISDICTION

5.1	This Deed and all related documents are governed by, and construed in accordance with, the laws of England and Wales.

5.2

In event of any dispute arising out of or in connection with this Deed, including any question regarding its existence, validity or termination (the “Dispute”), the Dispute shall be referred to and finally resolved by arbitration administered by the London Court of International Arbitration (the “LCIA”) in accordance with the Arbitration Rules of LCIA for the time being in force, which rules are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be London. The Tribunal shall consist of one arbitrator. The language of the arbitration shall be English.

SCHEDULE 1

TRANSFERRED IP

A.	Software and documentation

Software and documentation existing as of the date of this Deed and created for the purposes of EOSIO, EOSIO Blockchain-as-a-Service, EOSIO Testnet and EOSIO for Business, comprising:

•	source and object code;

•	scripts and deployment configurations;

•	requirements and design documents generated for software development and planning;

•	test plans and test documentation for software testing and quality assurance;

•	architecture and configuration design documents;

•	user documentation such as system documentation, usage guides and user manuals;

•	training courses, certification exams, and related content; and

•	project and software development reports,

excluding the software and documentation contained in the public repositories located at https://github.com/eosio as at the date of this Deed and any other software or documentation that as at the date of this Deed has been released as “open source” software (by virtue of which the the Recipient will nevertheless have access to such software and documentation).

B.	Domains

eos-gov.com	eosiolife.net	eossnapshots.io
eos-gov.io	eosiolife.org	eosstats.io
eos.foundation	eosliberty.com	eostransit.io
eos.io	eosliberty.io	eosvp.io
eos.network	eoslife.biz	eoswsdk.io
eosbattleship.io	eoslife.info	b1fs.app
eoscharge.com	eoslife.io	b1fs.co
eoscharge.io	eoslife.life	b1fs.com
eoschargestation.com	eoslife.tech	b1fs.info
eoschargestation.io	eosmetro.com	b1fs.io
eoscooperative.io	eosmetro.io	b1fs.net
eosdocs.io	eosmetro.net	b1fs.org
eoshackathon.com	eosmsig.com	b1int.net
eoshackathon.io	eosmsig.io	b1it.co
eosio.biz	eosnetwork.io	b1ops.net
eosio.co	eosnetwork.net	b1remote.com
eosio.life	eosrp.com	bullish.asia
eosio.mobi	eosrp.io	howtobuyeos.com
eosio.rocks	eossdk.io	register-eos.io
eosio.solutions	eossnapshot.com	tropicalstay.io
eosio.work	eossnapshot.io	tstr.net
eosiolife.com	eossnapshots.com	vdevel.net
eosiolife.info

C.	Social Media Handles / Accounts

•	Twitter - @EOS_io (to be retired)

•	Twitter - @Bullish

•	YouTube - @eosio

•	Medium - @eosio (to be retired)

•	Medium (P) - @@eosio (to be retired)

D.	Business and operations documentation

Documentation existing as of the date of this Deed and created for the purposes of commercialising the EOSIO software, covering:

•	Strategy (including business plans, business models, release schedules, product launch and roll-out strategies, and competitor analyses);

•

Marketing and business development (including brand system and guidelines, marketing materials, developer relations materials, creative assets, EOSIO website frontend and content, user experience/user interface (UX/UI) designs and flow diagrams for the EOSIO website, pricing and commercialization models, EOSIO whitepaper, pitch decks, developers onboarding checklist, mailing lists);

•	Customer service (including frequently asked questions documentation, scripts, user email templates, communication guidelines, training and certification materials);

•	Public blockchain engagement (whitepapers, proposals, models and reports); and

•

Legal and compliance (including terms and conditions, legal advisers’ advice, open source software public release process, open source software license requirements, data protection policies, privacy policies and other legal and compliance policies).

E.	Patents

TITLE	COUNTRY AND REGISTRATION NUMBER {APPLICATION NUMBER)	REGISTRATION DATE {FILING DATE)
SYSTEMS AND METHODS FOR CREATING A SECURE DIGITAL IDENTITY	US: 10,325,084 {16/216,949) PCT: {PCT/US2019/065760) TW: {108145403)	US: 18 June 2019 {11 December 2018) PCT: {11 December 2019) TW: {11 December 2019)

SYSTEMS AND METHODS FOR CREATING A VERIFIED DIGITAL ASSOCIATION	US: 10,452,828 {16/216,956) PCT: {PCT/US2019/065769) TW: {108145405) US: 10,949,518 {16/562,17) US: {17/200,537)	US: 22 October 2019 {11 Dec 2018) PCT: {11 December 2019) TW: {11 December 2019) US: 16 March 2021 {5 September 2019) US: {12 March 2021)

CREATING A SECURE DIGITAL IDENTITY	US: 10,789,345 {16/389,878) US: {17/035,472)	US: 29 September 2020 {19 April 2019) US: 28 September 2020

SYSTEMS AND METHODS FOR INCENTIVIZING DIGITAL IDENTITY VERIFICATION	US: 10,846,733 {16/216,962) PCT: {PCT/US2019/065791) TW {108145406)	US: 24 Nov 2020 {11 December 2018) PCT: {11 December 2019) TW: {11 December 2019)

DIGITAL IDENTITY SOCIAL GRAPH	US: 10,942,996 {16/216,977) PCT: {PCT/US2019/065798) TW: {108145407)	US: 9 March 2021 {11 December 2018) PCT: {11 December 2019) TW: {11 December 2019)

SECURITY AND GAMING DEVICE FOR GAMIFYING DECENTRALIZED	US: 10,964,163 {16/383,492) PCT: {PCT/US2020/027945)	US: 30 March 2021 {12 April 2019) PCT: {13 April 2020)

DISTRIBUTION OF VIRTUAL TOKENS	TW: {109112406)	TW: {13 April 2020)

STORING TIME-SENSITIVE SECRETS ON A PUBLIC BLOCKCHAIN	US: {17/177,108)	US: {16 February 2021)

FAST ACCESS TO A DATA RESOURCE UPDATE IN A BLOCKCHAIN NETWORK	US: {17/177,101)	US: {16 February 2021)

LANGUAGE AGNOSTIC SMART CONTRACT EXECUTION ON A BLOCKCHAIN	US: {17/177,110)	US: {16 February 2021)

F.	Trademarks

TRADEMARK	COUNTRIES WHERE TRADEMARK REGISTRATIONS HAVE BEEN APPLIED FOR	CLASSES REGISTERED (VARIES BY COUNTRY)

EOS	Australia, Brazil, Canada, China, EU, Hong Kong, India, Indonesia, Iran, Israel, Japan, Malaysia, Mexico, Norway, Pakistan, Philippines, Qatar, S. Korea, Russia, Saudi Arabia, Singapore, South Africa, Switzerland, Taiwan, Thailand, , UAE, United Kingdom, USA	9, 16, 35, 36, 41, 42

EOS.IO	China	9, 35, 42

EOSIO	Australia, Brazil, Canada, China, EU, Hong Kong, India, Indonesia, Iran, Israel, Japan, Malaysia, Mexico, Norway, Pakistan, Philippines, Qatar, S. Korea, Russia, Saudi Arabia, Singapore, South Africa, Switzerland, Taiwan, Thailand, Turkey, UAE, United Kingdom, USA	9, 35, 36, 38, 41, 42

EOSIO Labs	USA	9, 41, 42

	Australia, Brazil, Canada, China, EU, Hong Kong, India, Indonesia, Israel, Japan, Malaysia, Mexico, Norway, Pakistan, Philippines, S. Korea, Russia, Saudi Arabia, Singapore, South Africa, Switzerland, Taiwan, Thailand, Turkey, UAE, United Kingdom, USA	9, 35, 41, 42

	United States, China, European Union, Republic of Korea, United Kingdom	9, 35, 36, 38, 41, 42, 45

EOSX

Australia, Brazil, Canada, China, Hong Kong, India, Indonesia, Iran, Israel, Japan, Mexico, Norway, Philippines,

S. Korea, Russian Federation, Saudi Arabia, Singapore, South Africa, Switzerland, Taiwan, Turkey, United Arab Emirates, USA

9, 36, 42

	Iran	35, 42

EOS VM	Unregistered trademark	N/A

	Unregistered trademark	N/A

	Unregistered trademark	N/A

	Unregistered trademark	N/A

EOSIO Testnet	Unregistered trademark	N/A

EOSIO Developer Portal	Unregistered trademark	N/A

EOSIO Webinar	Unregistered trademark	N/A

EOSIO Challenge	Unregistered trademark	N/A

#eosiohackathon	Unregistered trademark	N/A

This Deed has been executed and delivered as a deed on the date shown on the first page.

BLOCK.ONE

Signed for and on behalf of block.one

/s/ Kokuei Yuan
Title: Director
Name: Kokuei Yuan

BULLISH GLOBAL

Signed for and on behalf of Bullish Global

/s/ Andrew Bliss
Title: Director
Name: Andrew Bliss

[ Signature Page of Block.one and Bullish Global EOSIO IP Contribution Deed ]